Exhibit 10.5

                          Form of Employment Agreement

                   between the Company and Richard A. Familia
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                              EMPLOYMENT AGREEMENT

     AGREEMENT, dated as of October 30, 1997, by and between GIANT CEMENT HOLDING, INC., a Delaware corporation (the "Company"), and RICHARD FAMILIA (the "Executive").

     WHEREAS, the Company and the Executive wish to obtain assurances from each other that the Company will have the benefit of the Executive's services;

     NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the Company and the Executive agree as follows:

     1.  Employment.  The  Company  hereby  employs  the  Executive  as its Vice
President, Environmental Affairs and as President of its subsidiary Giant Resource Recovery Company, Inc. and the Executive accepts such employment and agrees to perform services for the Company for the Term (as defined in Section 2 hereof) and upon the other terms and conditions set forth in this Agreement.

     2. Term. The term of the Executive's employment hereunder (the "Term") shall be for a period commencing as of the date of this Agreement and terminating on December 31, 2000, subject to earlier termination as hereafter specified. This Agreement shall be automatically extended for one (1) year terms unless the Company or the Executive gives the other written notice that the Agreement is terminated prior to June 30, 2000 or thereafter on the applicable anniversary date.

     3.  Position and Duties.

     3.01 Service with the Company. The Executive agrees to perform such executive employment duties for the Company and its subsidiaries consistent with the positions specified in Section 1 hereof and as the Chairman of the Board, the President or the Board of Directors of the Company (the "Board") shall assign to him from time to time. The executive also agrees to serve, during the
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Term hereof, as requested by the Board, and without any additional compensation, as a Director of the Company's subsidiaries.

     3.02 Performance of Duties. The Executive agrees to serve the Company faithfully and to the best of his ability and to devote the time, attention and efforts necessary to advance the business and affairs of the Company and its subsidiaries during the Term of this Agreement. During the Term hereof, the Executive shall not serve as an officer, employee, proprietor, or partner (excluding a non-executive capacity which will not conflict with his duties herein) to any other corporation or other entity not affiliated with the Company without the prior written consent of the Board.

     4.  Compensation.

     4.01 Base Salary. As compensation for all services to be rendered by the Executive under this Agreement, the Company shall pay the Executive an initial base annual salary (the "Base Salary") of $118,000. The Base Salary shall be paid in installments in accordance with the Company's normal payroll procedures and policies. In addition, on an annual basis, the Chief Executive Officer shall review the Base Salary with a view toward increases, bonuses or both, based upon the Executive's performance during the preceding year or pursuant to guidelines established by the Compensation Committee.

     4.02 Stock Options. As an incentive to enter into this Agreement, the Executive shall be entitled to stock options for the purchase of shares of the Company's Common Stock exercisable over a five (5) year period, pursuant to the 1994 Employee Stock Option Plan. The Executive may be granted additional stock options as determined by the Stock Option Committee of the Board.
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     4.03  Participation in Benefit Plans. The Executive shall also be entitled, to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible, to participate in all employee benefit plans or programs (including, but not limited to, medical/dental and life insurance, disability, stock option, retirement and pension plans, vacation time, sick leave and holidays) of the Company currently in existence on the date hereof or as may hereafter be instituted from time to time. The Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto. The Executive shall make himself available for medical examinations in connection with the Company obtaining insurance on the life of the Executive.

     4.04 Expenses. In accordance with the Company's policies established from time to time, the Company shall pay or reimburse the Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers and receipts. The Company also shall provide the Executive with an automobile of the type commensurate with the Executive's position.

     5. Confidential Information. Except as permitted or directed by the Board, the Executive shall not during the Term of this Agreement nor at any time thereafter divulge, furnish or make accessible to anyone for use in any way
(other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company (for the purposes of this Section 5 and Section 6 hereof, the term "Company" shall be deemed to include any subsidiary or affiliate of the Company, including, but not limited to, Giant Cement Company, Keystone Cement Company and Giant Resource Recovery Company, Inc.) which the Executive has acquired or become acquainted with or
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will acquire  or become   acquainted  with prior to the termination of the Term
of his employment by the Company, whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, and confidential customer or supplier lists of the Company, or any confidential or secret development or research work of the Company or any other confidential or secret aspects of the business of the Company. The Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company acquired at great time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the Term of this Agreement, the Executive shall refrain from any acts or omissions that would reduce the value of the use of such knowledge or information to the Company. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by the Executive.

     6. Non-Competition.

     6.01 Prohibition. The Executive agrees that for a period of one (1) year following the termination of his employment hereunder he shall not act as an
officer,   director,   stockholder,   partner,   employee  or  consultant  to  a
corporation, partnership or other entity which engages in a business competitive to the business that the Company is engaged in at the time the Executive ceased to be an employee of the Company or within six (6) months prior to the cessation
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of his employment hereunder, and which is located in area within a three hundred
(300) mile radius of any cement plant or other major facility owned or operated by the Company at the time the Executive ceased to be an employee of the Company.

     6.02 Application. The restrictions in this Section 6 shall not apply (i) with respect to a passive investment by the Executive of less than five percent (5%) of the outstanding shares of capital stock of any corporation, (ii) with respect to employment by the Executive with an entity in a management capacity in an area of business which is not, directly or indirectly, competitive with that of the Company, (iii) if the Executive's employment is terminated by the Company other than pursuant to Section 7.03 or by the Executive for Good Reason pursuant to Section 7.04 hereof or (iv) if the Company gives written notice to the Executive that the Agreement is terminated, pursuant to Section 2 hereof.

     7. Termination.

     7.01 By Death or Disability of the Executive. This Agreement shall automatically terminate in the event of the death or disability of the Executive. For purposes of this Agreement, "disability" shall mean a condition, due to illness or injury, either physical or mental, subject to which the Executive is unable to perform his customary duties and responsibilities as required by this Agreement for more than six (6) months in the aggregate out of any period of twelve (12) consecutive months. The determination that the Executive is disabled will be made by the Executive Committee, based upon the examination and certification by a qualified physician selected by the Company and subject to the Executive's approval.

     7.02 Payment on Death or Disability. In the event this Agreement is terminated by reason of death of the Executive, the Company shall pay the
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representative  of the  Executive an amount equal to twice his then current Base
Salary (less any disability insurance benefits previously paid to the Executive from disability policies provided by the Company) which payment shall be made within sixty (60) days after the date of death. The foregoing death benefit shall be in addition to any life insurance proceeds payable to the Executive's estate on policies taken by the Company or any subsidiary thereof. In the event this Agreement is terminated by reason of the disability of the Executive, the Company shall pay the Executive an amount equal to twice his then current Base Salary (less any disability insurance benefits paid to the Executive from disability policies provided by the Company), in twelve (12) equal monthly installments commencing no more than thirty (30) days after such termination.

     7.03 By the Company for Cause. The Company may terminate this Agreement for cause at any time. For purposes of this Section 7.03, the term "cause" shall be limited to (i) the willful engaging by the Executive in gross misconduct which is materially injurious to the Company, with written notice of specific misconduct given to the Executive, (ii) the conviction of the Executive of a crime involving any financial impropriety or other crime which would materially interfere with the Executive's ability to perform his services required under this Agreement or otherwise be materially injurious to the Company or (iii) the willful breach by the Executive of any of his material obligations under this Agreement without proper justification, which breach is not cured within ten
(10) days after written notice thereof from the Company. For the purposes of this Section 7.03 and Section 6.02 hereof, no act, or failure to act, on the Executive's part shall be considered willful unless done, or admitted to be done, by the Executive in bad faith and without reasonable belief that such action or omission was in the best interest of the Company. In the event this Agreement is terminated pursuant to the Section 7.03, the Executive shall not be
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entitled to any  compensation  other than his then current Base Salary which has accrued though his date of termination, subject to the Company's right of offset based upon acts of the Executive which gave rise to the termination.

     7.04  By the Executive for Good Reason.

     (a) The Executive may terminate this Agreement at any time for good reason (as defined in Subsection (b) below). In the event that the Executive terminates this Agreement pursuant to this Section 7.04, or should the Company terminate this Agreement other than pursuant to Section 7.03 hereof, the Executive shall receive a severance allowance equal to the greater of (i) his then current Base Salary for twelve (12) months or (ii) the Base Salary for the remainder of the then Term of this Agreement, which payments shall be in equal monthly installments.

     (b) "Good Reason" shall mean, without the Executive's express written consent, any of the following circumstances, unless in the case of paragraphs
(i), (iv), or (v) immediately below such circumstances are fully corrected prior to the date of termination specified in the notice of termination, given in respect thereof;

     (i) the assignment to the Executive of any duties inconsistent with his status as the Vice President, Environmental Affairs of the Company or a substantial adverse alteration in the nature or status of his responsibilities from those in effect immediately prior to a change in such duties or responsibilities;

     (ii) a reduction by the Company in the Executive's Base Salary as then in effect, except for across-the-board salary reductions similarly affecting all senior executives of the Company and all senior executives of any entity in control of the Company;
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     (iii) the failure by the Company to pay to the Executive any portion of his
current  compensation  except  pursuant  to  an  across-the-board   compensation
deferral similarly affecting all senior executives of the Company and all senior executives of any entity in control of the Company;

     (iv) the failure by the Company to continue in effect any compensation plan in which the Executive participates which is material to the Executive's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, than the Executive's participation as it existed at the time of a change in any such plan;

     (v) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by him under any of the Company's medical/dental and life insurance, disability, retirement or pension plans in which he was participating, or the taking of any action by the Company which would, directly or indirectly, materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by him, or the failure by the Company to provide the Executive with the number of paid vacation days to which he is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy;

     (vi) the  assignment of this  Agreement by the Company  pursuant to Section
9.05 hereof without the consent of the Executive;
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     (vii) any purported termination of the Executive's  employment which is not effected pursuant to the terms of this Agreement.

     8. Injunctive Relief. The Executive agrees that it would be difficult to compensate the Company fully for damages for any violation of the provisions of this Agreement, including without limitation the provisions of Sections 5 and 6 hereof. Accordingly, the Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

     9. Miscellaneous.

     9.01 Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Delaware, subject to any principles of conflict of laws.

     9.02 Prior Agreements. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

     9.03 Withholding Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city and other taxes as shall be required pursuant to any law or governmental regulation or ruling.
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     9.04  Amendments.  No amendment or  modification of this Agreement shall be deemed effective unless made in writing and signed by the party against whom enforcement of the amendment or modification is sought. Any written waiver shall not be deemed a continuing waiver unless specifically so stated and shall operate only as to the particular term, condition or act specified.

     9.05 Binding; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, administrators and permitted assigns. The Company may, without the consent of the Executive, assign its rights and obligations under this Agreement to any corporation, firm or other business entity (i) with or into which the Company may merge or consolidate, or (ii) to which the Company may sell or transfer all or substantially all of its assets or (iii) of which fifty percent (50%) or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company; provided, however, that if the assignee was not previously part of a consolidated group with the Company, within thirty (30) days after receipt of written notice of the assignment the Executive may terminate this Agreement pursuant to Section 7.04 hereof, or the executive may terminate this Agreement pursuant to the terms of the Change of Control Agreement, dated October 30, 1997, by and between Giant Cement Holding, Inc. and the Executive.

     9.06 Notices. Any notice, request, demand or other document to be given hereunder shall be in writing, and shall be delivered personally or sent by registered, certified or express mail or facsimile followed by mail as follows:

             If to the Company:
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                      Giant Cement Holding, Inc.
                      320-D Midland Parkway
                      Summerville, SC 29485
                      Attention:  Chief Financial Officer

             If to the Executive, to his or her last shown address on the books of the Company.

or to such other address as either party hereto may hereinafter duly give to the other.

     9.07. Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted here from and the remainder of such provision of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid or enforceable under applicable law, then such provision shall be reconstructed to cover only that duration, extent or activities which may be valid and enforceable.


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     IN WITNESS WHEREOF,  the parties have executed this Agreement as of the day and year set forth above.


                            GIANT CEMENT HOLDING, INC.




                            By:  _____________________________
                                 Gary Pechota
                                 Chairman, President and CEO




                                 _____________________________
                                 RICHARD FAMILIA

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